Exhibit 99.1
Adams to Webcast Management Presentation at the RBC Capital Markets 2006 Healthcare Conference
CHESTER, N.J., Dec. 7 /PRNewswire-FirstCall/ — Adams Respiratory Therapeutics, Inc. (Nasdaq: ARxT) is scheduled to present at the RBC Capital Markets 2006 Healthcare Conference in New York City, on Thursday, Dec. 14, 2006. At approximately 8:00 a.m. (ET) on that day, president and CEO Michael J. Valentino will participate in a panel discussion on “Unique Commercial Strategies.”
A live audio webcast of the panel discussion can be accessed by going to the Calendar of Events section of Adams’ Investor Relations web site, http://investor.adamsrt.com. A replay of the webcast will be available later that day.
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
SOURCE Adams Respiratory Therapeutics, Inc.
CONTACT: Investor and Media: Janet M. Barth for Adams Respiratory
Therapeutics, +1-908-879-2428
Web site: http://www.adamsrt.com
http://investor.adamsrt.com
(ARXT)